Exhibit 3.2.16

LIMITED LIABILITY COMPANY AGREEMENT

of

VIDACARE LLC

This Limited Liability Company Agreement (“Agreement”) is made as of March 27, 2014, for the organization and operation of the above named limited liability Company (the “Company”).

The undersigned hereby declares as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following terms have the meanings indicated (unless otherwise expressly provided herein):

“Certificate” means the Certificate of Formation of the Company as filed with the Delaware Secretary of State, as the same may be amended from time to time.

“Delaware Act” means the Delaware Limited Liability Company Act at Title 6 of the Delaware Code, §§ 18-101 et seq.

“Director” means a member of the Board of Directors of the Company.

“Member” means the undersigned and any other person who becomes a member of the Company in accordance with this Agreement and whose names and addresses are listed in Schedule 1.

“Unit” means a measure of ownership interest in the Company.

ARTICLE 2

FORMATION OF THE COMPANY

2.1 FORMATION

The Company was originally formed as a Delaware corporation called Vidacare Corporation (the “Corporation”). The Corporation has been converted into a Delaware limited liability company (the “Conversion”) by executing and delivering the Certificate and a Certificate of Conversion to the Secretary of State of the State of Delaware in accordance with and pursuant to the Delaware Act.

2.2 PLACES OF BUSINESS

The Company may locate its places of business and registered office at any place or places as the Member may deem advisable.

2.3 REGISTERED OFFICE AND REGISTERED AGENT

The Company’s initial registered office will be at the office of its registered agent at 2711 Centerville Road, Suite 400, Wilmington, Delaware, County of New Castle, and the name of its initial registered agent is Corporation Service Company.

2.4 TERM

The term of the Company will be perpetual.

ARTICLE 3

BUSINESS OF COMPANY

The business of the Company will be to carry on any lawful business or activity, and to have and exercise all of the powers, rights and privileges which a limited liability company organized pursuant to the Delaware Act may have and exercise.

ARTICLE 4

UNITS AND CONTRIBUTIONS TO CAPITAL

4.1 UNITS; CERTIFICATES

The capital of the Company will be represented by Units. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance and registration of Units, including the issuance of certificates representing Units. The number of Units held by the Member as of the date of this Agreement is set forth in Schedule 1. Unless the Board of Directors resolves otherwise, Units will be issued without certificates.

4.2 NO ADDITIONAL CAPITAL CONTRIBUTIONS

The Member will not be required to make additional capital contributions.

ARTICLE 5

RIGHTS AND OBLIGATIONS OF MEMBER

5.1 MANNER OF ACTING

The Member may act to elect the Board of Directors or otherwise through written or unwritten resolutions or certifications of any nature.

5.2 LIMITATION OF LIABILITY

The Member will not be personally liable to creditors of the Company for any debts, obligations, liabilities or losses of the Company, whether arising in contract, tort or otherwise, beyond the Member’s capital contribution.

5.3 COMPANY BOOKS

The Company will maintain and preserve, during the term of the Company, all accounts, books and other relevant Company documents.

ARTICLE 6

MANAGEMENT - BOARD OF DIRECTORS AND OFFICERS

6.1 MANAGEMENT BY DIRECTORS

The business and affairs of the Company will be managed by its Board of Directors. The Board of Directors will have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, including the powers set forth in Schedule 6.1, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business and objectives. No one Director may take or effect any action on behalf of the Company or otherwise bind the Company in the absence of a formal delegation of authority by the Board of Directors to such Director.

6.2 NUMBER, ELECTION, TENURE AND QUALIFICATIONS

The number of directors constituting the first Board of Directors will be two. Thereafter, the number of Directors of the Company may be fixed from time to time by the Member. Directors will be elected by the Member. The Member hereby elects John Deren and C. Jeffrey Jacobs as the initial Directors. Each Director will hold office until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Directors need not be Members of the Company.

6.3 MANNER OF ACTING

The Board of Directors may designate any place, either within or outside the State of Delaware, as the place of meeting of the Board of Directors. A majority of the Board of Directors will constitute a quorum at meetings of the Board of Directors. If a quorum is present, the affirmative vote of a majority of all Directors will constitute the act of the Board of Directors. Any Director may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting by means of such equipment will constitute presence in person at such meeting. Action may be taken without a meeting if the action is evidenced by one or more written consents signed by a majority of the directors.

6.4 DIRECTORS HAVE NO EXCLUSIVE DUTY TO COMPANY

A Director will not be required to manage the Company as his sole and exclusive function, and he may have other business interests and engage in activities in addition to those relating to the Company. Neither the Company, the Member, nor any other Director will have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Director or in the income or proceeds derived therefrom.

6.5 RESIGNATION

Any Director of the Company may resign at any time by giving written notice to the Member and the other Directors of the Company. The resignation of any Director will take effect upon receipt of notice thereof or at such later date specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

6.6 REMOVAL

All or any lesser number of Directors may be removed at any time, with or without cause, by the Member.

6.7 OFFICERS OF COMPANY

The officers of the Corporation immediately prior to the Conversion will remain officers of the Company until their resignation or removal by the Board, or until their respective successors are duly appointed and qualified. Any two or more offices may be held by the same person. The officers will act in the name of the Company and will supervise its operation under the direction and management of the Board of Directors.

6.8 ELECTION AND TERM OF OFFICE

The officers of the Company will be elected by the Board of Directors. Each officer will hold office until his successor is duly elected and has qualified, or until his earlier death, resignation, or removal. Election or appointment of an officer will not of itself create contract rights.

6.9 REMOVAL

Any officer may be removed by the Board of Directors at any time.

6.10 VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

6.11 DUTIES OF OFFICERS

The officers will have such duties and powers as described in Schedule 6.7.

ARTICLE 7

STANDARD OF CARE AND INDEMNIFICATION

7.1 STANDARD OF CARE

No Member, Director or officer of the Company will be liable to the Company by reason of the actions of such person in the conduct of the business of the Company except for fraud, gross negligence or willful misconduct.

7.2 INDEMNIFICATION OF MEMBER, DIRECTORS AND OFFICERS

The Company will, to the fullest extent to which it is empowered to do so by the Delaware Act or any other applicable law, indemnify and make advances for expenses to any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a Member, Director, or officer of the Company, against losses, damages, expenses (including attorney’s fees), judgments, fines and amounts reasonably incurred by him/her in connection with such action, suit or proceeding.

ARTICLE 8

DISTRIBUTIONS

8.1 DISTRIBUTIONS

Distributions will be made as follows:

(a) Subject to Section 18-607 of the Delaware Act, the Company will make distributions as the Member will determine and approve in the form of a formal resolution. If there is more than one Member, distributions shall be made in proportion to the number of Units held by each Member and shall be approved by all Members in the form of a formal resolution.

(b) Upon liquidation of the Company, liquidating distributions will be made in accordance with Section 9.2.

ARTICLE 9

DISSOLUTION AND TERMINATION

9.1 DISSOLUTION

(a) The Company will be dissolved only upon the occurrence of any of the following events:

(i) by written decision of the Member; or

(ii) upon the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act.

(b) Dissolution of the Company will be effective on the day on which an event described in Section 9.1(a) occurs, but the Company will not terminate until a certificate of cancellation is filed with the Secretary of State of the State of Delaware and the assets of the Company are distributed as provided in Section 9.2. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company and the affairs of the Member will continue to be governed by this Agreement.

(c) For the avoidance of doubt, the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member shall not cause the Company to be dissolved or its affairs to be wound up, and upon the occurrence of any such event, the Company shall be continued without dissolution.

9.2 WINDING UP, LIQUIDATION AND DISTRIBUTION OF ASSETS

Upon dissolution, an accounting will be made of the Company’s assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Member will:

(a) sell or otherwise liquidate all of the Company’s assets as promptly as practicable;

(b) discharge all liabilities of the Company, including liabilities to the Member as a creditor of the Company to the extent permitted by law; and

(c) distribute all remaining assets to the Member.

9.3 CERTIFICATE OF CANCELLATION

When all debts, liabilities and obligations of the Company have been paid and discharged, or adequate provisions have been made for their payment and discharge, and all of the remaining property and assets of the Company have been distributed, a certificate of cancellation setting forth the information required by the Delaware Act will be executed by one or more authorized persons and filed with the Delaware Secretary of State.

Upon such filing, the existence of the Company will cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Delaware Act. The Member will have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

ARTICLE 10

MISCELLANEOUS PROVISIONS

10.1 AMENDMENTS

This Agreement may be amended at any time by a writing executed by the Member.

10.2 SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.3 CREDITORS

None of the provisions of this Agreement are for the benefit of or enforceable by any creditors of the Company.

10.4 CONSTRUCTION

All references in this Agreement to “Articles” and “Sections” refer to the corresponding Articles and Sections of this Agreement unless the context indicates otherwise. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The terms “include” or “including” indicate examples of a foregoing general statement and not a limitation on that general statement. Any reference to a statute refers to the statute, any amendments or successor legislation, and all regulations promulgated under or implementing the statute, as in effect at the relevant time.

10.5 ASSIGNMENT

The Member may effect an assignment of the Member’s Units by means of any written agreement or instrument of transfer signed by the Member and the assignee. An assignee of the Member’s Units will become a member and will have and may exercise all rights and powers of a member, including the right to participate in the management of the business and affairs of the Company. Upon completion of the assignment, this Agreement will be amended to reflect the name of the new Member in Schedule 1.

10.6 GOVERNING LAW

This Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles that would require the application of any other law, and the Certificate.

[Signature page follows]

IN WITNESS WHEREOF, the Member has caused its duly authorized representative to execute this Agreement as of the date indicated in the first sentence of this Agreement.

MEMBER:

TELEFLEX SUPPORT LLC

By:	/s/ Jake Elguicze
	Name:	Jake Elguicze
	Title:	President

SCHEDULE 1

Members

Name of Member	Registered Address	No. of Units Held
Teleflex Support LLC	2711 Centerville Road, Suite 400, Wilmington, Delaware 19808	1,000

SCHEDULE 6.1

POWERS AND AUTHORITY OF BOARD OF DIRECTORS

The Board of Directors will have the following powers and authority:

(a) to acquire property from any person as the Board of Directors may determine, whether or not such person is directly or indirectly affiliated or connected with any Director or Member;

(b) to open bank accounts in the name and on behalf of the Company, and to determine who will have the signatory power over such accounts;

(c) to borrow money for the Company on such terms as the Board of Directors deems appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums;

(d) to purchase liability and other insurance to protect the Company’s property and business;

(e) to hold and own Company real and personal property in the name of the Company;

(f) to invest Company funds;

(g) to authorize the execution of all instruments and documents, including checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company’s property; assignments, bills of sale; leases; and any other instruments or documents necessary to the business of the Company;

(h) to employ accountants, legal counsel, agents or other experts to perform services for the Company;

(i) to appoint such agents, officers and delegees as may be necessary or appropriate to the conduct of the business;

(j) to take actions by or on behalf of the Company in respect of any equity interests held by the Company in another entity;

(k) to authorize any and all other agreements on behalf of the Company, in such forms as the Board of Directors may approve; and

(l) to do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business.

SCHEDULE 6.7

DUTIES OF OFFICERS

President. The president will be the chief executive officer of the Company in charge of the entire business and all the affairs of the Company and will have the powers and perform the duties incident to that position, including the power to bind the Company in accordance with this Schedule. The president will, when present, preside at all meetings of the Board of Directors. He will have such other powers and perform such duties as are specified in this Agreement and as may from time to time be assigned to him by the Board of Directors. The president will have general and active management of the business of the Company and will see that all orders and resolutions of the Board of Directors are carried into effect. The president may execute bonds, mortgages and other contracts (whenever requiring a seal, under the seal of the Company), except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof is expressly delegated by the Board of Directors to some other officer or agent of the Company. The president will have general powers of supervision and will be the final arbiter of all differences between officers of the Company, and such decision as to any matter affecting the Company will be final and binding as between the officers of the Company subject only to review by the Board of Directors.

Secretary. The secretary will: (a) keep the minutes of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of this Agreement or as required by law; (c) be custodian of Company records; (d) sign with the president, any certificates representing Units; (e) certify the resolutions of the Board of Directors and other documents of the Company as true and correct; and (f) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or the Board of Directors.

In addition to the President and Secretary positions, the Company can elect:

Office

Vice President, Sales
Vice President, International
Vice President, Manufacturing & Quality
Treasurer
Controller
Vice Presidents
Assistant Secretary